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                                                                    EXHIBIT 15.1






CUC INTERNATIONAL INC. AND SUBSIDIARIES

EXHIBIT 15--LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

October 4, 1996

Shareholders and Board of Directors
CUC International Inc.

We are aware of the incorporation by reference in the Registration Statement (Amendment No. 1 to Form S-3) of CUC International Inc. for the registration of 12,650,000 shares (pre-stock split) of its common stock of our reports dated May 22, 1996 and September 4, 1996 relating to the unaudited condensed consolidated interim financial statements of CUC International Inc. that are included in its Quarterly Reports on Form 10-Q for the quarters ended April 30, 1996 and July 31, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                 /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP

Stamford, Connecticut